Exhibit 3.71
(STAMP)
CERTIFICATE OF AMENDMENT
of the
AMENDED AND RESTATED ARTICLES OF INCORPORATION
of
CHICAGO TITLE COMPANY OF ALAMEDA COUNTY
The undersigned certify that.
1.	They are the president and the secretary, respectively, of Chicago Title Company of Atameda County, a California corporation.

2.	Article I of the Amended and Restated Articles of Incorporation of this corporation is amended to read as follows:
The name of this corporation is LSI Title Company
3.	The foregoing amendment of Amended and Restated Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 002. California Corporations Code. The total number of outstanding shares of the corporation is 200. The number of shares voting in favor of the amendment equaled or exceeded the vote required The percentage vote required was more than 50%
We further declare under penalty of perjury under the laws of the Slate of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: May 17, 2004

/s/ Raymond R. Quirk
Raymond R. Quirk, President

/s/ Todd C. Johnson
Todd C. Johnson, Secretary

(STAMP)
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHICAGO TITLE COMPANY OF ALAMEDA COUNTY
     Richard B. Kelley and William L. McKenna certify that:
     1. They are the duly electing and acting President and Secretary, respectively, of said corporation.
     2. The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows.
ARTICLE I
     The name of this corporation is CHICAGO TITLE COMPANY Of ALAMEDA COUNTY.
ARTICLE II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III
     The name and address in this state of the corporation’s initial agent for service of process is:
Richard B. Kelley
Chicago Title Company of Alameda County
One Kaiser Plaza, Suite 1985
Ordway Building
Oakland, CA 94612
ARTICLE IV
     This corporation is authorized to issue two (2) classes of shares, designated respectively “Common Stock” and “Preferred Stock.”
     A. The number of shares of Common Stock is 200.
     B. The number of shares of Preferred Stock is 100,000.

ARTICLE V
     The rights, preferences, privileges and restrictions of the Preferred Stock shall be as follows;
     A. The holders of Preferred Stock, as a class, shall not be entitled to notice of any shareholders’ meetings or to vote upon the election of directors or upon any other matters.
     B. The holders of Preferred Stock shares shall have the following rights, preferences, privileges, and restrictions:
          (i) The holders of the outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any assets at the time legally available therefor, dividends at the rate of $6.00 per Preferred Stock share per annum, and no more, payable in cash annually on the tenth day of January in each year. Such dividends shall accrue on each such share from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous annual dividend period at said rate per share per annum shall not have been paid on or declared and set apart for all Preferred Stock shares at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before the corporation makes any distribution (as hereinafter defined) to holders of any class of Common shares. “Distribution” in this paragraph (i) means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the corporation) or the purchase or redemption of shares of the corporation for cash or property, including any such transfer, purchase, or redemption by a subsidiary of the corporation. The time of any distribution by way of dividend shall be the date of declaration thereof and the time of any distribution by purchase or redemption of shares shall be the day cash or property is transferred by the corporation, whether or not pursuant to a contract of an earlier date; provided that where a negotiable debt security is issued in exchange for shares the time of the distribution is the date when the corporation acquires the shares in such exchange.
          (ii) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Preferred Stock shares shall be entitled to receive out of the assets of the corporation, whether such assets are capital or surplus of any nature, an amount equal to $100.00 per Preferred Stock share and a further amount equal to any dividends accrued and unpaid thereon, as provided in subparagraph (i), to the date that payment is made available to the holders of Preferred Stock shares, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of any class of Common shares.
     If upon such liquidation, dissolution, or winding up, the assets thus distributed among the holders of the Preferred Stock shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Preferred Stock shares.
     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, subject to all of the preferential rights of the holders of Preferred Stock shares on distribution or otherwise, the holders of any class of Common shares shall be entitled to receive, ratably and without regard to class, all remaining assets of the corporation.
          (iii) The corporation, at the option of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding Preferred Stock shares by paying therefor in cash $100.00 per share plus an amount in cash equal to all dividends on Preferred Stock shares accrued and unpaid as provided in subparagraph (i), whether earned or declared or not, to and including the date fixed for redemption, such sum being hereinafter sometimes referred to as the redemption price; provided, however, that prior to any redemption the Corporation shall have received the consent of the Insurance Commissioner of the State of California. In case of the redemption of a part only of the outstanding Preferred Stock shares, the corporation shall designate pro rata or by lot the shares to be redeemed. Less than all of the Preferred Stock shares at any time outstanding may not be redeemed until all dividends accrued and unpaid upon all Preferred Stock shares outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Preferred Stock shares then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.
     At least ten (10) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the Preferred Stock shares to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the corporation or given by such holder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. Such notice shall state the date fixed for redemption, the redemption price, and shall call upon such holder to surrender to the corporation on said date at the place designated in the notice such holder’s certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Preferred Stock shares called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any Preferred Stock shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith cease, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.
     If, on or prior to any date fixed for redemption of Preferred Stock shares, the corporation deposits, with any bank or trust company in the State of California, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the date fixed for redemption or prior thereto, the redemption price of the sharers to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the corporation. If the holders of Preferred stock shares so called for redemption shall not, at the end of six (6) years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the corporation for payment of the redemption price.

ARTICLE VI
     The corporation reserves the right to amend, alter, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.
     3. The foregoing amendment and restatement of Articles of Incorporation has been approved by the Board of Directors of said corporation.
     4. The foregoing amendment was one which may be adopted by the Board of Directors alone because no shares have been issued.

/s/ Richard B. Kelley
RICHARD B. KELLEY, President

/s/ William L. Mckenna
WILLIAM L. MCKENNA, Secretary

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge. Executed at San Jose, California, this 29th day of April, 1981.

/s/ Richard B. Kelley
RICHARD B. KELLEY

/s/ William L. Mckenna
WILLIAM L. MCKENNA

(STAMP)
ARTICLES OF INCORPORATION
OF
CHICAGO TITLE COMPANY OF ALAMEDA COUNTY
ARTICLE I
     The name of this corporation is CHICAGO TITLE COMPANY OF ALAMEDA COUNTY.
ARTICLE II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III
     The name and address in this state of the corporation’s initial agent for service of process is:
Richard B. Kelley
Chicago Title Company of Alameda County
One Kaiser Plaza, Suite 1985
Ordway Building
Oakland, CA 94612
ARTICLE IV
     This corporation is authorized to issue three (3) classes of shares, designated respectively “Class A Common Stock,” “Class B Common Stock,” and “Preferred Stock.”
     A. The number of shares of Class A Common Stock is 38.
     B. The number of shares of Class B Common Stock is 200.
     C. The number of shares of Preferred Stock is 100,000.
ARTICLE V
     The rights, preferences, privileges and restrictions of Class A Common Stock and Class B Common Stock and Preferred Stock shall be as follows:
     A. The holders of Class A Common Stock, as a class shall have the right to elect one (1) director of the authorized number of directors.

     B Subject to the right of the holders of Class A Common Stock to elect one (1) director, the holders of Class B Common Stock as a class, shall have the right to elect the remaining number of authorized directors.
     C. The following actions shall require approval by the affirmative vote of a majority of the outstanding shares of each class of common stock:
          (i) The authorization of additional shares of the corporation;
          (ii) The creation of a new class shares of the corporation;
          (iii) The sale of substantially all of the assets of the corporation;
          (iv) Any title insurance underwriting contract entered into by the corporation;
          (v) The issuance of, and the terms and conditions of, any Preferred Stock;
          (vi) The amendment of these Articles of Incorporation; and
          (vii) Any amendment of the By-Laws of the corporation requiring shareholder approval.
     D. Until October 1, 1990, the corporation may issue only 162 shares of its authorized Class B Common Stock. On October 1, 1990, each then outstanding share of Class A Common stock shall automatically and without further action or notice be converted into one (1) share of Class B Common Stock.
     E. Except as provided in subparagraphs A, B, C and D of this Article V and in Article VI, all rights, preferences, privileges and restrictions of Class A common Stock and Class B Common Stock shall be equal in all respects and determined without regard to class.
     F. The holders of Preferred Stock, as a class, shall not be entitled to notice of any shareholders’ meetings or to vote upon the election of directors or upon any other matters. The holders of Preferred Stock shares shall have the following rights, preferences, privileges, and restrictions:
          (i) The holders of the outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any assets at the time legally available therefor, dividends at the rate of $6.00 per Preferred Stock share per annum, and no more, payable in cash annually on the tenth day of January in each year. Such dividends shall accrue on each such share from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous annual dividend period at said rate per share per annum shall not have been paid on or declared and set apart for all Preferred Stock shares at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before the corporation makes any distribution (as hereinafter defined) to holders of any class of Common shares. “Distribution” in this paragraph (i) means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the corporation) or the purchase or redemption of shares of the corporation for cash or property, including any such transfer, purchase, or redemption by a subsidiary of the corporation. The time of any distribution by way of dividend shall be the date of declaration thereof and the time of any distribution by purchase or redemption of shares shall be the day cash or property is transferred by the corporation, whether or not pursuant to a contract of an earlier date; provided that where a negotiable debt security is issued in exchange for shares the time of the distribution is the date when the corporation acquires the shares in such exchange.
          (ii) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Preferred Stock shares shall be entitled to receive out of the assets of the corporation, whether such assets are capital or surplus of any nature, an amount equal to $100.00 per Preferred Stock share and a further amount equal to any dividends accrued and unpaid thereon, as provided in subparagraph (i), to the date that payment is made available to the holders of Preferred Stock shares, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of any class of Common shares.
     If upon such liquidation, dissolution, or winding up, the assets thus distributed among the holders of the Preferred Stock shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Preferred Stock shares.
     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, subject to all of the preferential rights of the holders of Preferred Stock shares on distribution or otherwise, the holders of any class of Common shares shall be entitled to receive, ratably and without regard to class, all remaining assets of the corporation.

          (iii) The corporation, at the option of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding Preferred Stock shares by paying therefor in cash $100.00 per share plus an amount in cash equal to all dividends on Preferred Stock shares accrued and unpaid as provided in subparagraph (i), whether earned or declared or not, to and including the date fixed for redemption, such sum being hereinafter sometimes referred to as the redemption price. In case of the redemption of a part only of the outstanding Preferred Stock shares, the corporation shall designate pro rata or by lot the shares to be redeemed. Less than all of the Preferred Stock shares at any time outstanding may not be redeemed until all dividends accrued and unpaid upon all Preferred Stock shares outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Preferred Stock shares then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.
     At least ten (10) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the Preferred Stock shares to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the corporation or given by such holder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. Such notice shall state the date fixed for redemption, the redemption price, and shall call upon such holder to surrender to the corporation on said date at the place designated in the notice such holder’s certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Preferred Stock shares called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any Preferred Stock shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith cease, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.
     If, on or prior to any date fixed for redemption of Preferred Stock shares, the corporation deposits, with any bank or trust company in the State of California, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the corporation. If the holders of Preferred Stock shares so called for redemption shall not, at the end of six (6) years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the corporation for payment of the redemption price.
ARTICLE VI
     Subject to the provisions of this Article VI, the holders of Class A Common Stock shall have the right to purchase, during such period or periods, at such prices and on such other terms and conditions as may be fixed by the Board of Directors of the corporation, nineteen percent (19%) of any shares of stock of the corporation, and any rights, options, warrants, or other instruments or securities exchangeable for or convertible into shares of the corporation or evidencing any right to subscribe for, purchase, or otherwise acquire shares of the corporation, which may be issued from time to time and for cash or evidences of indebtedness. The portion which each holder of class A Common stock shall have the right to purchase of said nineteen percent (19%) shall be in the ratio as the number of Class A Common Stock shares held of record by such shareholder on the date set for determining the shareholders entitled to such right bears to the total number of Class A Common Stock shares at the time outstanding.

ARTICLE VII
     The corporation reserves the right to amend, alter, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.
     Dated: October 1, 1980.

/s/ Richard B. Kelley
RICHARD B. KELLEY

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, and such instrument is my act and deed.

/s/ Richard B. Kelley
RICHARD B. KELLEY